     As Filed with the Securities and Exchange Commission on August 11, 1999

                                                     Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                           JENKON INTERNATIONAL, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Delaware                                    91-1890338
     --------------------------------                  ----------------------
     (STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                        7600 N.E. 41st Street, Suite 350
                          Vancouver, Washington 98662
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES; ZIP CODE)

                           JENKON INTERNATIONAL, INC.
                                STOCK OPTION PLAN
                           --------------------------
                            (FULL TITLE OF THE PLAN)

                            David Edwards, President
                           Jenkon International, Inc.
                        7600 N.E. 41st Street, Suite 350
                           Vancouver, Washington 98662
                                 (310) 256-4400
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    Title of securities         Amount                     Proposed                      Proposed                   Amount of
           to be                to be                 Maximum Offering                   Maximum                   Registration
        Registered           Registered                Price per share          Aggregate Offering Price             Fee (1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001         1,000,000                    $2.00(1)                     $2,000,000                    $556.00
par value                      shares
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the last sale price of the Registrant's Common Stock ($2.00) on August 9, 1999.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants in the Jenkon International, Inc. Stock Option Plan (the "Option Plan") as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference in this registration statement (the "Registration Statement") the following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999; and

     (c) The description of the Registrant's Common Stock Contained in Registrant's Form 8-A filed with the Commission on July 17, 1998 (File No. 000-24637).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Registrant and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Registrant shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation (the "Certificate") and Bylaws include provisions that eliminate the directors' personal liability for monetary damages to the fullest extent possible under Delaware Law or other applicable law (the "Director Liability Provision"). The Director Liability Provision eliminates the liability of directors to the Company and its stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. Under Delaware Law, however, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or any transaction from which the director derived an improper benefit. Furthermore, pursuant to Delaware Law, the limitation on liability afforded by the Director Liability Provision does not eliminate a director's personal liability for breach of the director's duty of due care. Although the directors would not be liable for monetary damages to the corporation or its stockholders for negligent acts or omissions in exercising their duty of due care, the directors remain subject to equitable remedies, such as actions for injunction or rescission, although these remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. With regard to directors who also are officers of the Company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers.

         Delaware Law provides a detailed statutory framework covering indemnification of directors, officers, employees or agents of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the Delaware General Corporation Law ("Section 145") provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses actually and reasonably incurred in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses actually and reasonably incurred, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation.

         Delaware Law also permits a corporation to elect to indemnify its officers, directors, employees and agents under a broader range of circumstances than that provided under Section 145. The Certificate contains a provision that takes full advantage of the permissive Delaware indemnification laws (the "Indemnification Provision") and provides that the Company is required to indemnify its officers, directors, employees and agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, provided, however, that prior to making such discretionary indemnification, the Company must determine that the person acted in good faith and in a manner he or she believed to be in the best interests of the Company and, in the case of any criminal action or proceeding, the person had no reason to believe his or her conduct was unlawful.

         In furtherance of the objectives of the Indemnification Provision, the Company has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Certificate and Bylaws (the "Indemnification Agreements"). The Company believes that the Indemnification Agreements are necessary to attract and retain qualified directors and executive officers. Pursuant to the Indemnification Agreements, an indemnitee will be entitled to indemnification to the extent permitted by Section 145 or other applicable law. In addition, to the maximum extent permitted by applicable law, an indemnitee will be entitled to indemnification for any amount or expense which the indemnitee actually and reasonably incurs as a result of or in connection with prosecuting, defending, preparing to prosecute or defend, investigating, preparing to be a witness, or otherwise participating in any threatened, pending or completed claim, suit, arbitration, inquiry or other proceeding (a "Proceeding") in which the indemnitee is threatened to be made or is made a party or participant as a result of his or her position with the Company, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and had no reasonable cause to believe his or her conduct was unlawful. If the Proceeding is brought by or in the right of the Company and applicable law so provides, the Indemnification Agreements provide that no indemnification against expenses shall be made in respect of any claim, issue or matter in the Proceeding as to which the indemnitee shall have been adjudged liable to the Company.

         The inclusion of provisions limiting liability of the Company's officers and directors may have the effect of reducing the likelihood of derivative litigation against the officers and directors and may discourage or deter stockholders or management from bringing a lawsuit against the officers and directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company maintains a directors' and officers' liability policy insuring directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  CONSULTANTS AND ADVISORS

         Not applicable

ITEM 9.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 10. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on the 9th day of August, 1999.

                                 Jenkon International, Inc.


                                 By    /s/ David Edwards
                                    -------------------------------------------
                                    David Edwards, President, interim Chief
                                    Financial Officer and Chief Executive
                                    Officer


                                 POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David Edwards his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


                   SIGNATURE                            CAPACITY                                 DATE
                   ---------                            --------                                 ----
  /s/ David Edwards                                 Director, President,                  August 9, 1999
--------------------------------------------        Chief Executive Officer
David Edwards                                       and interim Chief
                                                    Financial Officer
                                                    (Principal Financial
                                                    Officer)


  /s/ Dan Jensen                                    Director                              August 9, 1999
--------------------------------------------
Dan Jensen


  /s/ Robert Cavitt                                 Executive Vice                        August 9, 1999
---------------------------------------------       President and Director
Robert Cavitt


  /s/ Cliff DeGroot                                 Controller                            August 9, 1999
---------------------------------------------
Cliff DeGroot


                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
5                 Opinion of counsel as to legality of securities being registered

23 (a)            Consent of BDO Seidman, LLP

   (b)            Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5)
